UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 21, 2019

Aceto Corporation
(Exact Name of Registrant as Specified in its Charter)

New York	001-38733	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information in Item 7.01 under the caption “Nasdaq Delisting Notice” is incorporated into this Item 3.01.

Item 7.01	Regulation FD Disclosure.

Relative Priority of Convertible Notes and Deferred Payment Amount

In connection with the acquisition of certain products and related assets from Citron Pharma, LLP and Lucid Pharma, LLP in December 2016, Aceto Corporation (the “Company”) and certain of its subsidiaries are contractually obligated to make a $50,000,000 deferred payment (the “Deferred Payment Amount”) to the sellers in that transaction on December 21, 2021, in accordance with and subject to the terms of the definitive acquisition agreement. The Company has received certain inquiries regarding the relative priority of the Deferred Payment Amount and the Company’s Convertible Senior Notes due 2020 (the “Notes”), which are due November 1, 2020.  The Notes are an obligation of the Company, and the Deferred Payment Amount is an obligation of both the Company and certain of the Company’s subsidiaries.  As previously disclosed, both the Deferred Payment Amount and the amounts due under the Notes are unsecured obligations of the Company and, as a result, are pari passu in right of payment with respect to the Company.  The Company generally reserves all rights with respect to the Deferred Payment Amount and the Notes.

Nasdaq Delisting Notice

On February 19, 2019, the Company and certain of its U.S. subsidiaries (collectively with the Company, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of New Jersey. The Debtors have proposed to jointly administer their chapter 11 cases under the caption In re Aceto Corporation, et al. (the “Chapter 11 Cases”).

On February 21, 2019, the Company received a notification from the Nasdaq Stock Market (“Nasdaq”) informing the Company that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq has determined that the Company’s common stock will be delisted from Nasdaq.

Nasdaq’s letter further advises the Company that trading of the Company's common stock on Nasdaq will be suspended at the opening of business on March 4, 2019 and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove the Company’s common stock from listing and registration on Nasdaq, unless the Company requests a hearing with a Nasdaq Listing Qualifications Hearing Panel (the "Panel") to appeal the proposed delisting.

The Company plans to timely request a hearing before the Panel, which request will stay the suspension of the Company’s common stock pending the issuance of the Panel’s decision following the hearing and the expiration of any additional extension that may be granted by the Panel. There can be no assurance that the Panel will grant the Company's request for continued listing or that the Company will be able to evidence compliance with the continued listing criteria within the period of time that the Panel may grant it to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Dated: February 22, 2019	By:	/s/ William C. Kennally, III
William C. Kennally, III
President and CEO